                               POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the person whose signature appears below hereby makes, constitutes and appoints each of Jonathan Pollack, Leon Volchyok and Anthony F. Marone, Jr. (for so long as each such individual is an authorized signatory of Blackstone Real Estate Income Advisors L.L.C.) with full power to act without the other, as his agent and attorney-in-fact for the purpose of executing in his name, in his capacity as an officer of each of Blackstone Real
Estate Income Fund, Blackstone Real Estate Income Fund II and Blackstone Real
Estate Income Master Fund, (i) registration statements on Form N-2 of each of
Blackstone Real Estate Income Fund and Blackstone Real Estate Income Fund II
(including pre-effective and post-effective amendments thereto and any filings made pursuant to Rule 462(b) of the Securities Act of 1933, as amended), to be filed with the United States Securities and Exchange Commission pursuant to the
Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable and
(ii) any statement of beneficial ownership of each of Blackstone Real Estate
Income Fund, Blackstone Real Estate Income Fund II and Blackstone Real Estate
Income Master Fund on Form 3, 4 or 5 to be filed with the United States
Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 20th day of
March, 2018.

/s/ Ester Meryam
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Ester Meryam
Principal Accounting Officer